Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

GCI Liberty, Inc.

(Exact Name of Registrant as Specified in its Charter)*

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate(3)	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Series A GCI Group common stock, par value $0.01 per share	457(c)	3,650,483.00	N/A	$308,137,270.03	0.00015310	$47,175.82
Fees to Be Paid	Equity	Series B GCI Group common stock, par value $0.01 per share	457(c)	401,261.00	N/A	$31,649,461.38	0.00015310	$4,845.53
Fees to Be Paid	Equity	Series C GCI Group common stock, par value $0.01 per share	457(c)	24,657,202.00	N/A	$2,085,876,003.19	0.00015310	$319,347.62
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—

Total Offering Amounts						$2,425,662,734.60		$371,368.97
Total Fees Previously Paid								—
Total Fee Offsets								—
Net Fee Due								$371,368.97

* Capitalized terms used but not defined herein shall have the meaning assigned to them in the Registrant’s Registration Statement on Form S-1 to which this exhibit relates.

(1)	Represents the estimated maximum number of shares of the Registrant’s common stock, par value $0.01 per share (the “GCI Group common stock”), to be issued by the Registrant upon completion of the distribution described in the prospectus contained herein. The estimated maximum number of shares utilizes the anticipated distribution ratio of 0.20, which is the number of shares of GCI Group common stock, subject to the declaration of the dividend for the distribution described in the prospectus contained herein (the “distribution”), to be distributed for each share of LBRDA, LBRDB and LBRDK (each as defined below) in the distribution, with cash (without interest) being paid in lieu of any fractional shares of GCI Group common stock. The actual number of shares of GCI Group common stock to be distributed may be less than the maximum stated in the table. The number of shares of the Registrant’s proposed Series A GCI Group common stock, par value $0.01 per share (“GLIBA”), being registered has been determined based upon the 18,252,413 shares of Liberty Broadband Series A common stock, par value $0.01 per share (“LBRDA”), outstanding as of March 24, 2025, multiplied by 0.20, which is the number of shares of GLIBA that Liberty Broadband intends to distribute to holders of LBRDA for each share of LBRDA held by them as of the record date. The number of shares of the Registrant’s proposed Series B GCI Group common stock, par value $0.01 per share (“GLIBB”), being registered has been determined based upon the 2,006,305 shares of Liberty Broadband Series B common stock, par value $0.01 per share (“LBRDB”), outstanding as of March 24, 2025, multiplied by 0.20, which is the number of shares of GLIBB that Liberty Broadband intends to distribute to holders of LBRDB for each share of LBRDB held by them as of the record date. The number of shares of the Registrant’s proposed Series C GCI Group common stock, par value $0.01 per share (“GLIBK”), being registered has been determined based upon (x) 123,069,445 shares of Liberty Broadband Series C common stock, par value $0.01 per share (“LBRDK”), outstanding as of March 24, 2025, and (y) a maximum of 216,545 shares of LBRDK to be outstanding as of the record date following the accelerated vesting of restricted stock units held by GCI employees (based on restricted stock units with respect to LBRDK held by GCI employees as of March 24, 2025), as described in the prospectus contained herein, in each case, multiplied by 0.20, which is the number of shares of GLIBK that Liberty Broadband intends to distribute to holders of LBRDK for each share of LBRDK held by them as of the record date.

(2)	Calculated in accordance with Rule 457(a) and 457(c) under the Securities Act, using (i) with respect to GLIBA and GLIBK, the average of the high and low trading prices of LBRDA and LBRDK, respectively, on the Nasdaq Global Select Market on March 24, 2025 (which were $84.41 and $84.60, respectively) and (ii) with respect to GLIBB, the average of the bid and asked price of LBRDB quoted on the OTC Markets on March 25, 2025 (which was $78.88). The Registrant believes these estimated prices approximate the estimated trading or quotation prices, as applicable, for GLIBA, GLIBB and GLIBK immediately following the transaction being registered hereby.

(3)	Calculated on the basis of $153.10 per $1,000,000 of the proposed maximum aggregate offering price.